[Letterhead of Linklaters & Paines]






                                December 18, 1996




Morgan Stanley Finance plc
25 Cabot Square
Canary Wharf
London E14 4QA


Dear Sirs:

Morgan Stanley Finance plc

We have acted as English legal advisers to Morgan Stanley Finance plc (the "Registrant") in connection with the preparation and filing with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, of a Prospectus Supplement dated 13 December 1996 contained in the Registrant's Registration Statement on Form S-3 (Registration No. 33-58611) (the "Registration Statement").

We are of the opinion that the discussion in the Prospectus Supplement under the caption "Certain Tax Considerations," insofar as it relates to statements of law or legal conclusions under the laws of the United Kingdom or matters of United Kingdom law fairly presents the information called for and fairly summarises the matters referred to therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                       Yours faithfully

                                                       /s/ Linklaters & Paines
                                                       -----------------------
                                                           Linklaters & Paines